UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2018

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 North State Street, Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 222-3394

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Incentive Plan

On October 19, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tribune Media Company (the “Company”) adopted the Tribune Media Company Executive Incentive Plan (the “Executive Incentive Plan”). The Executive Incentive Plan will be administered by the Compensation Committee and its delegates (the Compensation Committee and its delegates, the “Administrator”). The Company’s Chief Executive Officer and its other executive officers, together with other officers of the Company who report to the Company’s Chief Executive Officer, are eligible to participate in the Executive Incentive Plan.

The Executive Incentive Plan provides for the grant of cash award opportunities with respect to specified performance periods (generally the Company’s fiscal year) that are based on the achievement of specified performance criteria established by the Administrator at the beginning of the relevant performance period. Except as provided by the Administrator in writing, the maximum amount payable to any participant in any calendar year is 200% of his or her target award opportunity for such year. If a participant’s employment is terminated without cause after six months have elapsed in a performance period, the participant will be entitled to receive a pro-rated bonus with respect to such performance period, based on actual performance (but not in excess of his or her target award opportunity). On a change in control of the Company, each participant will be paid a pro-rated award based on the number of calendar days the participant was employed during the applicable performance period prior to the consummation of the change in control and determined based on achievement of the applicable performance criteria, subject to a maximum amount specified in the Executive Incentive Plan.

The foregoing is a brief description of the terms of the Executive Incentive Plan and is qualified by reference to the full text of the Executive Incentive Plan, which will be filed as an exhibit to our Form 10-K for the fiscal year ended Dec. 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 2018	TRIBUNE MEDIA COMPANY

	By:	/s/ Edward P. Lazarus
	Name:	Edward P. Lazarus
	Title:	Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary